SECURITY AGREEMENT

This Security Agreement is dated as of July 18, 2001 by and between Primix Solutions Inc., a Delaware corporation (“Pledgor”), and Lennart Mengwall (the “Pledgee”).

WHEREAS, the parties hereto wish to secure the Obligations (as hereinafter defined) under that certain Promissory Note (the “Note”) in the amount of $2,500,000 dated of even date herewith made by Pledgor in favor of Pledgee by a subordinated security interest in all of Pledgor’s assets.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

1.                Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings so defined in the Note.  As used herein, (i) the term “Event of Default” shall have the meaning set forth in the Note and (ii) the term “Obligations” shall mean all present and future liabilities and obligations of Pledgor to Pledgee, whether now existing or hereafter arising under the Note, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, direct or indirect.

2.             Security.

2.1.1                                Grant of Security.  As security for the payment and performance of the Obligations, Pledgor hereby mortgages, pledges and collaterally grants and assigns to Pledgee, and creates a subordinated security interest in favor of Pledgee in, all of Pledgor’s right, title and interest in and to (but none of its obligations or liabilities with respect to) all assets of Pledgor whether now owned or existing or hereafter acquired or arising (the “Security”), including, without limitation, all of Pledgor’s right, title and interest in and to (i) all accounts (as defined in the Massachusetts Uniform Commercial Code) (“Accounts”); (ii) all equipment and fixtures; (iii) all intellectual property including (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all original works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium); (iv) all other general intangibles; (v) all documents and instruments, whether negotiable or non-negotiable; (vii) all securities, whether certificated or uncertificated (the “Stock”); and (viii) all files, records (including, without limitation, computer programs, tapes and related electronic data processing software) and writings of Pledgor in which Pledgor has an interest in any way relating to the foregoing property and all rights of Pledgor of retrieval from third parties of information pertaining to any of such property.

2.1.2                                Proceeds and Products. The Security shall include all proceeds, including insurance proceeds, and products of the items of Security described or referred to in Section 2.1.1 hereof.

2.1.3                                Excluded Property.  Notwithstanding herein to the contrary, the payment and performance of the Obligations shall not be secured by any rights or property of the Company to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the pledge or the creation of a security interest therein.

2.1.4                                Subordination.  Notwithstanding anything herein to the contrary, the security interest in the Security granted hereunder shall be subordinated to the secured borrowings of the Company incurred under that certain Accounts Receivable Financing Agreement dated as of April 16, 2001 (and as it may be amended) and any purchase money security interests (collectively, the “Senior Security Interests”).

2.2                                Representations, Warranties and Covenants with Respect to Security and Other Matters.  Pledgor hereby represents, warrants and covenants that:

2.2.1                                Authority.  Pledgor has the requisite corporate authority for the making and performance of this Agreement, and Pledgor has taken all necessary action to be taken by it to make this Agreement the legal, valid, binding and enforceable obligation it purports to be.

2.2.2                                No Legal Obstacle to Agreement.  Neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof will constitute or result in a breach of the provisions of any material instrument, contract or agreement to which Pledgor is a party or by which it is bound, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to it, or has resulted in or will result in the creation under any agreement or instrument of any security interest, lien or encumbrance upon any of its assets (except for the security interest, liens and encumbrances created hereby and the Senior Security Interests).  No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority is required to be obtained or made by Pledgor in connection with the execution, delivery or performance of this Agreement other than the filing of financing statements that may be required for the perfection of Pledgee’s security interest in the Security pursuant to Section 2.3 hereof.

2.2.3                                No Sales of Assets, Liens or Transfers.  Pledgor shall not transfer, sell or dispose of any item of Security outside the ordinary course of business.  Except for the Senior Security Interest, the security interests granted hereby and any restrictions on transfer as may be imposed by state and federal regulatory laws, all Security is currently and shall be free and clear of any security interests, mortgages, pledges, liens, encumbrances and restrictions on the transfer thereof.

2.2.4                                Name for Conducting Business.  Pledgor will not adopt or do business under any name other than Primix Solutions Inc. or any other name specified by a written notice delivered to Pledgee not less than thirty (30) days prior to the conduct of business under such name.

2.3                                Perfection of Security Interests.  Upon Pledgee’s written request from time to time, Pledgor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places all such instruments, including, without limitation appropriate financing statements, and will take all such other action as Pledgee deems advisable to carry out the intent and purposes of this Agreement or for perfecting Pledgee’s security interest in the Security as provided hereunder, in each cased subject to and in subordination of the Senior Security Interests.

2.4                                Use of Security.  Until Pledgee provides written notice to the contrary after an Event of Default has occurred, Pledgor may use, commingle and dispose of any part of the Security in the ordinary course of its business.

3.             Right to Realize Upon Security.  Except to the extent prohibited by applicable law and subject to the Senior Security Interests, the following provisions shall govern Pledgee’s right to realize upon the Security after an Event of Default has occurred, in addition to any rights and remedies available at law or in equity:

3.1                                Remedies.  If an Event of Default shall have occurred and be continuing, Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law and subject to the Senior Security Interests), all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as Pledgee deems expedient:

(a)             If Pledgee so elects and gives notice of such election to Pledgor, Pledgee may vote any or all shares of the Stock and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (Pledgor hereby irrevocably constituting and appointing Pledgee the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do so);

(b)            Pledgee may demand, sue for, collect or make any compromise or settlement Pledgee deems suitable in respect of the Security;

(c)             Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Security, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as Pledgee thinks expedient, all without demand for performance by Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

(d)            Pledgee may cause all or any part of the Security held by him to be transferred into his name or the name of his nominee or nominees.

                Pledgee may enforce his rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise, to the fullest extent permitted by law.  Pledgor acknowledges that ten (10) calendar days’ notice of any public sale or of that date on or after which a private sale may be effected is reasonable notice.  Pledgee may buy any part or all of the Security at any public sale, and if any part or all of the Security is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, Pledgee may buy at a private sale and may make payments thereof by any means.  Pledgee may apply the cash proceeds actually received from any sale or other disposition of the Security to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations, and any surplus shall be paid to Pledgor.

                Pledgor recognizes that Pledgee may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers.  Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

                In all events, Pledgee shall give Pledgor not less than ten (10) calendar days’ written notice of any proposed disposition of the Security.

3.2                                Marshalling.  Pledgee shall not be required to marshal any present or future security for (including but not limited to the Security), or guarantees of, the Obligations, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that he lawfully may, Pledgor hereby agrees that he will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may Pledgor hereby irrevocably waives the benefits of all such laws.

4.                Pledgor’s Obligations Not Affected.  The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgee; (b) any exercise or nonexercise, or any waiver, by Pledgee of any right, remedy, power or privilege under or in respect of the Obligations or any of any security therefor (including this Agreement); (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; whether or not Pledgor shall have notice or knowledge of any of the foregoing.

5.                Pledgee’s Exoneration.  Under no circumstances shall Pledgee be deemed to assume any responsibility for or obligation or duty with respect to the Security or any matter or proceedings arising out of or relating thereto, other than to exercise reasonable care in the physical custody of any item of Security, if applicable.  Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor’s rights in the Security or against other parties thereto, other than to exercise reasonable care in the physical custody of any item of Security, if applicable.

6.             No Waiver, Etc.  No act, failure or delay by Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by Pledgee of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein

7.             Notice, Etc.  All communications herein provided shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, overnight delivery service or facsimile, addressed as follows:

If to Pledgor:	Primix Solutions Inc.
311 Arsenal Street
Watertown, MA 02472
Facsimile: (617) 923-6565
Attention: Chief Financial Officer

If to Pledgee:	Lennart Mengwall
20 Shady Acres
Darien, CT 06820
Facsimile: (203) 655-6915

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

                Any notice given pursuant to this Section shall be deemed to have been given and received when actually delivered, upon receipt of electronic confirmation if by facsimile, one business day after dispatch by a recognized overnight delivery service, or three (3) business days after mailing by certified or registered mail with proper postage affixed and return receipt requested.

8.                Defeasance; Termination. When all Obligations have been indefeasibly paid and performed in full and discharged, this Agreement shall cease and terminate and the Security furnished hereunder by Pledgor shall revert to Pledgor and the estate, rights, title, and interest of Pledgee therein shall cease, terminate and become void, whereupon on Pledgor’s written request Pledgee shall execute proper instruments (without recourse to Pledgee), acknowledging satisfaction of and discharging this Agreement, and shall return to Pledgor the Security furnished hereunder by Pledgor then in his possession.

9.                Miscellaneous Provisions.

(a)             Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged.

(b)            This Agreement is personal and may not be assigned by either party hereto without the consent of the other party.  This Agreement and all obligations of Pledgor hereunder shall be binding upon his heirs, executors and administrators.

(c)             This Agreement and the obligations of Pledgor hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to the conflict of laws principles thereof.

(d)            The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

(e)             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

                                (f)                To the extent permitted by applicable law, each of the parties hereto hereby waives trial by jury in any proceeding brought for the interpretation or enforcement of this Agreement or for a determination of the rights of the parties hereunder.

10.           Consent to Jurisdiction.  Pledgor and Pledgee irrevocably consent and submit to the jurisdiction of the United States District Court for the District of Massachusetts, and the Courts of The Commonwealth of Massachusetts in connection with any action proceeding of claim arising our of or relating to this Agreement and/or any instrument or document required hereby or incident or collateral hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:

PRIMIX SOLUTIONS INC.

By:	/s/ David W. Chapman
Name: David W. Chapman Chief Financial Officer

PLEDGEE:

/s/ Lennart Mengwall
Lennart Mengwall